     As Filed with the Securities and Exchange Commission on July 30, 2001

                    Registration No. 33-__________________

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                   FORM S-3

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                                  ----------

                               AZZ incorporated
            (Exact Name of Registrant as specified in its Charter)

                    Texas                               75-0948250
       (State or other jurisdiction                 (I.R.S. Employer
              of incorporation)                  Identification Number)

                            400 North Tarrant Road
                             Crowley, Texas 76036
                                (817) 297-4361
   (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                David H. Dingus
                           400 North Tarrant Street
                             Crowley, Texas 76036
                                (817) 297-4361
              (Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for service)

                                  ----------

                       Copies of all communications to:
                           Richard A. Lowe, Esquire
                   Shannon, Gracey, Ratliff & Miller, L.L.P.
                          777 Main Street, Suite 3800
                           Fort Worth, Texas  76102
             Telephone: (817) 882-7653  Facsimile: (817) 336-3735

                                  ----------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
   Title of Each                            Proposed       Proposed Maximum     Amount of
Class of Securities     Amount to be   Maximum Offering   Aggregate Offering  Registration
 To be Registered        Registered(1) price per Unit(2)          price              Fee
------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value
                      70,000 shares     $     24.65        $   1,725,500      $    431.38
                      =============     ===========        =============      ===========

_________________________________________

(1) Includes shares of common stock of AZZ issuable upon rights to purchase under an option agreement with RCG Capital Markets Group, Inc.

(2) These shares are to be offered at a price not presently determinable. Pursuant to Rule 457(c), the offering price is based on the average of the high and low prices on July 25, 2001 on the consolidated reporting system.

                                  ----------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                               AZZ incorporated

                                 70,000 SHARES

                         COMMON STOCK, $1.00 PAR VALUE

     This Prospectus relates to the offer for sale from time to time of up to 70,000 shares of Common Stock, par value $1.00 per share, of AZZ incorporated, a Texas corporation, by RCG Capital Markets Group, Inc. We will not receive any of the proceeds from the resale of these shares by the selling stockholder. For more information on the selling stockholder, please see "Selling Security Holders" beginning on Page 10.

     AZZ's Common Stock is traded on the New York Stock Exchange under the symbol "AZZ." The closing sale price of our Common Stock as reported by the New York Stock Exchange on July 25, 2001 was $25.10 per share.

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH ANY DECISION TO PURCHASE SHARES IN THIS OFFERING.

     The selling stockholders may sell the shares of Common Stock described in this prospectus in public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. For more information on how the shares may be distributed, please see
"Plan of Distribution" beginning on Page 11.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is July 30, 2001.

     Throughout this prospectus, "AZZ incorporated," "AZZ," "we," "us," and "our," and other possessive and other derivations thereof, refer to AZZ incorporated and its consolidated subsidiaries, unless the context otherwise requires. All trademarks and trade names appearing in this prospectus are the property of AZZ, unless otherwise indicated.

     This prospectus is part of a registration statement we filed with the SEC. AZZ may amend or supplement this prospectus from time to time by filing amendments or supplements as required. Please read this entire prospectus and any amendments or supplements carefully before making your investment decision to purchase shares in this offering. You should rely only on the information provided in, and incorporated by reference into, this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any such documents that we have filed. You may do so at the Commission's public reference room, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the following Regional Office: 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     Our SEC filings are also available to the public on the Commission's web site at http://www.sec.gov. Our web site can be found at http://www.AZZincorporated.com.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" into this registration statement some of the information we have already filed with the SEC. As a result, we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not contained in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Moreover, later information filed with the SEC by us in the future will update and supersede this information and similarly be considered to be a part of this prospectus. We incorporate by reference the documents listed below, all filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     *    Our Annual Report on Form 10-K for the fiscal year ended February 28,
          2001.

     *    Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2001.

     * "Item 1. Description of Registrant's Securities to be Registered" in our Registration Statement on Form 8-A filed on February 24, 1997.

     We will provide, without charge, to each person to whom a prospectus is delivered, a copy of these documents that are incorporated by reference into, but not delivered with, this prospectus. You may request a copy of these filings by writing or telephoning us at the following address:

          AZZ incorporated
          400 North Tarrant Street
          Crowley, Texas  76036
          Attention: Investor Relations
          Telephone number: 817-297-4361

                               TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS.............................   4

AN OVERVIEW OF OUR BUSINESS.................................................   5

RISK FACTORS................................................................   7

USE OF PROCEEDS.............................................................  10

SELLING SECURITY HOLDERS....................................................  10

PLAN OF DISTRIBUTION........................................................  11

DISCLOSURE OF THE SEC'S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES..................................................  12

LEGAL MATTERS...............................................................  13

EXPERTS.....................................................................  13

                FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This prospectus contains, and from time to time we or certain of our representatives may make, "forward-looking statements" within the meaning of the federal securities laws. These statements are generally identified by the use of words such as "anticipate," "expect," "estimate," "intend," "should," "may," "believe," and terms with similar meanings. Although the Company believes that the current views and expectations reflected in these forward-looking statements are reasonable, our views, expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under our control. Those risks, uncertainties, and other factors could cause the actual results to differ materially from these in the forward-looking statements.

     Factors that could cause actual results to differ materially include, but are not limited to, many of the matters described in or incorporated into this prospectus: change in demand, prices and raw material cost, including zinc which is used in the hot dip galvanizing process; changes in the economic conditions of the various markets we serve, foreign and domestic, including the market price for oil and natural gas; acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement our growth strategy; and customer demand and response to our products and services.

     We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We do not have any obligation to inform you if forward-looking statements or the circumstances on which they are based change.

                          AN OVERVIEW OF OUR BUSINESS

AZZ incorporated was established in 1956 and incorporated under the laws of the State of Texas. We are an electrical equipment and components manufacturer serving the global growth markets of power generation, transmission and distribution, and industrial markets as well as a leading provider of hot dip galvanizing services to the steel fabrication market nationwide.

We offer products through two distinct business segments, Electrical and Industrial Products Segment, previously known as the Manufactured Products Segment, and the Galvanizing Services Segment, previously known as the Services Segment.

We changed our name from Aztec Manufacturing Co. to AZZ incorporated on July 10, 2000. Management believes the new name will more effectively represent the scope of our business beyond manufacturing, reflect the changes in AZZ over the past 10 years and better enable us to cross-leverage marketing opportunities through the use of a common name and new image.

Electrical and Industrial Products Segment

The Electrical and Industrial Products Segment produces highly engineered specialty electrical products as well as lighting and tubular products. We market and sell products throughout the global market place. The electrical portion of this segment designs, manufactures, and configures products that distribute electrical power to a generator, transformer, switching device or other electrical configurations. These electrical systems are supplied to the power generation, transmission and distribution markets. Also provided by this segment are industrial lighting and tubular products used for petrochemical and industrial applications. Lighting products are provided to the petroleum, food processing, and power generation industries, to consumer retail outlets and to industries with unique lighting challenges. The principal markets for tubular products are the petroleum and automotive industries. The markets for the Electrical and Industrial Products Segment are highly competitive and consist of a few large national companies, as well as numerous small independents. Competition is based primarily on product quality, range of product line, price and service. While some of these companies are much larger and better financed than us, we believe AZZ can compete favorably with them. Copper, aluminum and steel are the primary raw materials used in the segment and are readily available. This segment's products are sold through manufacturers' representatives and its internal sales force. This segment is not dependent on any single customer or limited number of customers for as much as 10% of sales, and the loss of any single customer would not have a material adverse effect on our consolidated revenues.

Galvanizing Services Segment

The Galvanizing Services Segment provides hot dip galvanizing to the steel fabrication industry through facilities located throughout the South and Southwest United States. The eleven galvanizing plants are located in Texas, Louisiana, Alabama, Mississippi, Arkansas, and Arizona. Hot dip galvanizing is a metallurgical process by which molten zinc is applied to a customer's material. The zinc bonding provides corrosion protection of fabricated steel for an extended period of up to 50 years. Galvanizing is a highly competitive business and we compete with other independent galvanizing companies, captive galvanizing facilities operated by manufacturers, and alternate forms of corrosion protection such as paint. AZZ is limited, to some extent, in its galvanizing market to areas within a close proximity of its existing locations due to freight cost. Zinc, the principal raw material used in the galvanizing process, is readily available, but has volatile pricing. We manage exposure to commodity pricing of zinc by utilizing contracts with zinc suppliers and include protective caps to guard against rising commodity prices. This segment typically serves fabricators and/or manufacturers involved in the highway construction, electrical utility, transportation, water treatment, agriculture, petrochemical and chemical, pulp and paper industries and numerous OEM's. The market in general is broken into two major categories, being large structural steel projects and custom fabrication. This segment is not dependent on any single customer or limited number of customers for as much as 10% of sales, and the loss of any customer would not have a material adverse effect on our consolidated revenues.

                                  RISK FACTORS

     Before making an investment, you should be aware of the following risk factors and should review carefully the financial and other information about us provided or incorporated into this prospectus.


     OUR REVENUES ARE SUBSTANTIALLY DEPENDENT ON OUR OPERATING SUBSIDIARIES


     Our consolidated financial statements include our accounts and the accounts of our wholly owned subsidiaries. Consequently, our financial performance is dependent upon the ability of our subsidiary companies to sustain their respective businesses and be profitable. Each subsidiary had different customers and in many circumstances, changes in customers or supply sources could impact business at a subsidiary level and ultimately our financial performance. We currently do not rely upon any customers to provide more than 10% of our business and we obtain materials from a variety of sources.

        OUR SUCCESS DEPENDS UPON OUR SENIOR MANAGEMENT AND KEY PERSONNEL

     Our success depends upon the continued employment of and performance by our senior management, and key personnel of our subsidiary companies. It could have a material adverse effect on us if our senior management team do not continue their relationships with us, or if our subsidiary companies are unable to hire and retain a sufficient number of qualified management, professional, technical and marketing personnel.

   THE MARKET PRICE FOR OUR STOCK IS AND WILL LIKELY CONTINUE TO BE VOLATILE

     The market price for our stock has been volatile and has fluctuated significantly to date. The trading price of our stock is likely to continue to be highly volatile. In addition, the stock market in general and the market for manufacturing companies in particular, have experienced extreme price and volume fluctuations. These broad market and industry factors may materially and adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against such companies. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on our business, financial condition and results of operations.

            FLUCTUATIONS IN OUR QUARTERLY RESULTS WILL LIKELY CAUSE
                        FLUCTUATIONS IN OUR STOCK PRICE

We expect that our quarterly results will fluctuate significantly due to many factors, including:

     *    the operating results of our operating subsidiaries;

     * the pace of development or a decline in growth of the markets in which our companies operate and competition with respect to the technologies, products and services offered by our companies;

     * intense competition from other potential acquirers of prospective companies, which could increase our cost of acquiring interests in additional companies; and

     * our ability to effectively manage our growth and the growth of our companies.

     If our operating results in one or more quarters do not meet securities analysts' or your expectations, the price of our stock could decrease. In addition, we expect that the price of our Common Stock will fluctuate in response to announcements by us or our competitors with respect to acquisitions, divestitures and other corporate developments.

       WE MAY BE UNABLE TO OBTAIN MAXIMUM VALUE FOR OUR COMPANY INTERESTS

     We own 100% interests in all of our subsidiary companies. While we do not anticipate selling significant portions of our investments in our companies in the foreseeable future, if we were to divest all or part of an investment in a company, we may not receive maximum value for this position.

    UNANTICIPATED ENVIRONMENTAL LIABILITIES COULD RAISE COSTS OF OPERATIONS

     We are involved in the manufacturing business and as such utilize materials and perform operations which involve regulations and oversight by state and federal authorities. On occasion we are subject to proceedings and regulatory orders involving noise, air emissions and water discharges into the environment. Historically, we have complied with these proceedings and orders without material impact to our operations, but some unforseen event could increase our cost of operations or prevent compliance.

        SOME ANTITAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND PLANS
                         MAY DELAY OR PREVENT TAKEOVER

     A number of provisions of our articles of incorporation and bylaws deal with matters of corporate governance and the rights of shareholders. Certain of these provisions may be deemed to have an anti-takeover effect and may delay or prevent takeover attempts not first approved by the Board of Directors (including takeovers that certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. We believe that these provisions are appropriate to protect AZZ's interests and all of our shareholders.

     Effective January 7, 1999, we adopted a stock rights plan which authorized and declared a dividend and distribution of one right for each share of common stock outstanding at the close of business on February 4, 1999. The rights are exercisable at an initial price of $60, subject to certain adjustments. The plan is designed to enable all of our shareholders to realize the full value of their investment and to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire us. The adoption of the stock rights plan was intended as a means to guard against abusive takeover tactics and was not in response to any particular proposal.

     The rights will be exercisable only if a person or group acquires 15% or more of our common stock or announces a tender offer for 15% or more of the common stock. The effect will be to discourage acquisitions of more than 15% of our common stock without negotiations with the Board of Directors.

     The rights will trade with our common stock, unless and until they are separated upon the occurrence of certain future events. Our Board of Directors may redeem the rights prior to the acquisition of more than 15% of our common stock.

         WE ARE UNDER REVIEW BY THE NEW YORK STOCK EXCHANGE TO MAINTAIN
                          OUR LISTING ON THAT EXCHANGE

     We have been under review by the New York Stock Exchange for compliance with changes to its listing requirements. We have submitted a plan to the SEC which describes how we believe we comply with these new rules and we expect to receive confirmation of compliance. A delisting of our stock from the New York Stock Exchange would mean that we would have to list our shares on NASDAQ or seek other markets for the sale of our shares. Although we do not expect our stock to be delisted, if this were to happen, our stock price may be adversely effected.

  WE FACE GENERAL RISKS RELATED TO DOING BUSINESS THAT ARE BEYOND OUR CONTROL

     Our success will depend in part on certain factors that are beyond our control and that cannot clearly be predicted at this time. These factors include, but are not limited to, general economic conditions, both nationally and internationally, changes in tax laws, fluctuating operating expenses, availability of materials and labor, changes in governmental regulations, changes in technology and trade laws.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the Common Stock offered pursuant to this prospectus by the selling stockholder. All proceeds will go to the selling stockholder.

                            SELLING SECURITY HOLDERS

     The following table sets forth for RCG Capital Markets Group, Inc., the selling stockholder (a) the name of the selling stockholder, (b) the number of shares of our Common Stock owned by the selling stockholder before the offering as noted in the footnotes to the table (some or all shares underlie an option to purchase Common Stock), (c) the number of shares of our Common Stock offered by the selling stockholder under this prospectus, (d) the number of shares of our Common Stock that will be owned by the selling stockholder assuming that all shares of our Common Stock registered hereby on that stockholder's behalf are sold, and (e) the percentage of our outstanding shares of Common Stock that those remaining shares will represent. The selling stockholder is a party to an agreement by which we agreed to register its shares of our Common Stock. Registration of these shares enables the selling stockholder to sell the shares from time to time in any manner described in "Plan of Distribution" below, but does not necessarily mean that the selling stockholder will sell all or any of the shares.

                                                                                           % OF OUT-
                                                                                       STANDING
                                                                                       COMMON STOCK
                         NUMBER OF SHARES       NUMBER OF SHARES   NUMBER OF SHARES    BENEFICIALLY
NAME OF SELLING          BENEFICIALLY OWNED     TO BE SOLD IN      BENEFICIALLY OWNED  OWNED AFTER
STOCKHOLDER              BEFORE OFFERING        OFFERING           AFTER OFFERING      OFFERING (2)
---------------          ------------------     ----------------   ------------------ -------------
RCG Capital Markets
Group, Inc.                 70,000 (2)(3)         70,000 (2)(3)           0 (2)(3)          *%(1)

---------------------------
*    Less than 1%

(1) Percentages are based on 5,036,135 shares of Common Stock outstanding as of May 31, 2001.
(2) The shares of Common Stock being registered are issuable upon exercise of an option to purchase up to 70,000 shares of Common Stock.
(3) 43,750 shares are currently vested and the remaining 26,250 shares become vested upon the occurrence of certain events specified in the option agreement.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     * an exchange distribution in accordance with the rules of the applicable exchange;

     *    privately negotiated transactions;

     * broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     *    a combination of any such methods of sale; and

     *    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     The selling stockholder agreed to pay 50% up to $5,000 in costs associated with registration of the shares. We are required to pay all other fees and expenses incident to the registration of the shares.

     DISCLOSURE OF THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

     Our bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by Texas law. In addition, our certificate of incorporation provides that, to the fullest extent permitted by Texas law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty to us and our stockholders. This provision of the certificate of incorporation does not eliminate the duty of care. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Texas law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws.

     Each director will continue to be subject to liability for:

     *    breach of the director's duty of loyalty to us;

     * acts or omissions not in good faith or involving intentional misconduct;

     *    knowing violations of law;

     * any transaction from which the director derived an improper personal benefit;

     *    improper transactions between the director and us; and

     * improper distributions to stockholders and improper loans to directors and officers.

     In addition to the protections provided by our bylaws and certificate of incorporation, we have entered into employment agreements with certain of our executive officers that provide them with indemnity against expenses and losses incurred in connection with certain claims brought against them. We maintain approximately $15,000,000 of coverage under a directors' and officers' liability insurance policy.

     There is no pending litigation or proceeding involving a director or officer as to which indemnification is being sought. We are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                 LEGAL MATTERS

     The validity of the shares being offered pursuant to this prospectus will be passed upon for us by Shannon, Gracey, Ratliff & Miller, L.L.P., Fort Worth, Texas. At the time we filed the registration statement with the SEC Mr. Sam Rosen, a partner in Shannon, Gracey, Ratliff & Miller, L.L.P., was a director and the secretary of AZZ and was the beneficial owner of 24,471 shares of Common Stock including an option to purchase 10,000 shares of Common Stock pursuant to the applicable vesting schedule.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual report on Form 10-K for the year ended February 28, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                              -------------------

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders.
This prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the offering, which are to be borne by us and 50% (up to $5,000) by the Selling Security Holder, are estimated as follows:

     SEC registration fee           $   431.38
     Legal services and expenses    $15,000.00
     Accounting services            $ 4,500.00
     Miscellaneous                  $ 2,500.00
                                    ----------
     Total                          $22,431.38
                                    ==========

              ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Texas Business Corporation Act, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     Our Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty to us and our stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Texas law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Texas law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     In addition to the protections provided by our bylaws and certificate of incorporation, we have entered into employment agreements with certain of our executive officers that provide them with indemnity against expenses and losses incurred in connection with certain claims brought against them. We maintain approximately $15,000,000 of coverage under a directors' and officers' liability insurance policy.

                               ITEM 16. EXHIBITS

Exhibit No.         Description
-----------         -----------

4.1* Engagement Agreement between the Company and RCG Capital Markets Group, Inc. dated February 7, 2000

4.2* Letter Agreement between the Company and RCG Capital Markets Group, Inc. dated July 12, 2000, amending the Engagement Agreement of February 7, 2000

4.3* Letter Agreement between the Company and RCG Capital Markets Group, Inc. dated October 6, 2000, amending the Engagement Agreement of February 7, 2000

4.4* Stock Option Agreement between the Company and RCG Capital Markets Group, Inc. dated as of February 22, 2000

5.1*                Legal Opinion and Consent of Shannon, Gracey, Ratliff &
                    Miller, L.L.P.

23.1*               Consent of Ernst & Young LLP

24.0*               Power of Attorney
-----------------
*    Filed herwith.


                             ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on July 30, 2001.

                               AZZ incorporated


Date: July 30, 2001      By: /s/ David H. Dingus
                             ---------------------------------------
                             President and CEO

Date: July 30, 2001      By: /s/ Dana L. Perry
                             ---------------------------------------
                             Dana L. Perry, Vice President of Finance, CFO and Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:                                Signature and Title

July 30, 2001           /s/ L.C. Martin
                     -------------------------------------------
                     L.C. Martin, Chairman of the Board

July 30, 2001           /s/ David H. Dingus
                     -------------------------------------------
                     David H. Dingus, President, Chief Executive
                     Officer and Director

July 30, 2001           /s/ Dana L. Perry
                     -------------------------------------------
                     Dana L.Perry, Vice President of Finance, CFO, and Assistant Secretary and Director

July 30, 2001           /s/ Martin C. Bowen
                     -------------------------------------------
                     Martin C. Bowen, Director

July 30, 2001           /s/ Daniel E. Berce
                     -------------------------------------------
                     Daniel E. Berce, Director

July 30, 2001           /s/ Daniel R. Feehan
                     -------------------------------------------
                     Daniel R. Feehan, Director

July 30, 2001           /s/ R.J. Schumacher
                     -------------------------------------------
                     R.J. Schumacher, Director

July 30, 2001           /s/ Sam Rosen
                     -------------------------------------------
                     Sam Rosen, Director and Secretary

July 30, 2001           /s/ Dr. H. Kirk Downey
                     -------------------------------------------
                     Dr. H. Kirk Downey, Director

July 30, 2001           /s/ Kevern R. Joyce
                     -------------------------------------------
                     Kevern R. Joyce, Director


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